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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
February 27, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	None
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     The Company announced today that it has completed its acquisition agreement with Greensteam Development Inc. The new business, Global Greensteam LLC, a joint venture with ITS Engineered Systems and The Onix Corporation, will convert waste biomass into low cost steam for industrial applications.

ITEM 7.01      REGULATION FD DISCLOSURE

      1)   The Company announced today that it has completed its acquisition agreement with Greensteam Development Inc. The new business, Global Greensteam LLC, a joint venture with ITS Engineered Systems and The Onix Corporation, will convert waste biomass into low cost steam for industrial applications.

      2)   The Company also announced today that Global Greensteam LLC has signed a Memorandum of Understanding (MOU) with Aera Energy LLC, one of California’s largest oil and gas producers. Under the terms of the MOU, Global Greensteam will negotiate contracts with Aera for the purchase of the steam generated by Global Greensteam’s renewable energy technology.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 27th day of February, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:	ARNOLD HUGHES
Arnold Hughes
Principal Financial Officer, Principal Accounting
Officer and Treasurer